Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Pebblebrook Hotel Trust:
We consent to the use of our reports dated February 23, 2021, with respect to the consolidated financial statements and financial statement schedule of Pebblebrook Hotel Trust, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
The report on the consolidated financial statements refers to a change in the accounting for leases.
/s/ KPMG LLP
McLean, Virginia
May 21, 2021